Exhibit 99.1

Contacts:
Investors:	Media:
Validus Holdings, Ltd.	Jamie Tully/Jonathan Doorley
Jon Levenson, Senior Vice President	Sand Verbinnen & Co.
+1-441-278-9000	+1-212-687-8080
Jon.Levenson@Validusre.bm
Roddy Watt / Tony Friend
College Hill
+44 (0) 207-457-2020
VALIDUS ANNOUNCES FOURTH QUARTER NET OPERATING INCOME OF $50.9 MILLION
AND NET INCOME OF $37.0 MILLION
Diluted Book Value Per Share of $23.78 at December 31, 2008
Hamilton, Bermuda, February 12, 2009 — Validus Holdings, Ltd. (“Validus” or the “Company”) (NYSE: VR) today reported net income for the quarter ended December 31, 2008 of $37.0 million, or $0.47 per diluted common share, compared with net income of $139.0 million, or $1.77 per diluted common share, for the quarter ended December 31, 2007. Net income for the year ended December 31, 2008 was $53.1 million, or $0.61 per diluted share, compared with $403.0 million, or $5.95 per diluted common share, for the corresponding period in 2007.
Net operating income for the fourth quarter of 2008 was $50.9 million, or $0.65 per diluted share, compared with net operating income of $131.5 million, or $1.68 per diluted common share, for the quarter ended December 31, 2007. Net operating income for the year ended December 31, 2008 was $175.1 million, or $2.22 per diluted common share, compared with $388.2 million, or $5.73 per diluted common share, for the year ended December 31, 2007. Operating results of Talbot have been included in the consolidated financial statements from the acquisition date of July 2, 2007.
Net operating income, a non-GAAP financial measure, is defined as net income excluding net realized and unrealized gains or losses on investments, foreign exchange gains and losses and non-recurring items. Reconciliations of this measure to net income, the most directly comparable GAAP measure, are presented at the end of this release.
Commenting on fourth quarter and full year 2008 results and 2009 business conditions, Validus’ Chief Executive Officer Ed Noonan stated: “2008 was an extraordinary test of our enterprise risk management and we are very pleased with our success in such troubled times. We absorbed the worst financial markets in recent memory, as well as one of the most costly natural disasters in history, and still generated $98.4 million of underwriting income and $53.1 million in net income for our shareholders.
Our ability to protect our capital has positioned us to benefit strongly from the improving pricing
Validus Holdings Limited, 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusre.bm

environment we see in our core short-tail lines of business. We continue to expand our business platform and see strong growth opportunities arising from dislocation among competitors.
Having grown our gross premium by 26% at January 1 in our Validus Re segment, due to rate increases coupled with modest exposure growth, we expect to see rates continue to increase over the balance of 2009.”
January 1, 2009 Reinsurance Renewals — Validus Re Segment
During the January 1 renewal season, the Validus Re segment underwrote $366.7 million in gross premiums written. The renewal data does not include Talbot’s operations as its business is distributed evenly throughout the year.
Below is a table outlining the Validus Re segment’s January 1, 2009 reinsurance renewals.

	January 1, 2009 Gross Premiums Written — Validus Re segment (unaudited)
	U.S.	International
	Property	Property	Marine	Specialty	Total
	(U.S. $ millions)
2009	$138.2	$82.9	$105.8	$39.8	$366.7
2008	111.2	71.9	73.2	34.7	291.0
% Increase	24.3%	15.2%	44.5%	14.7%	26.0%
Fourth quarter 2008 results
Highlights for the fourth quarter include the following:
•	Gross premiums written of $191.7 million compared to $191.0 million for the same quarter last year;

•	Net premiums earned of $316.0 million compared to $318.0 million for the same quarter last year;

•	Combined ratio of 89.5% which included $19.7 million of favorable prior year loss reserve development, benefiting the loss ratio by 6.2 percentage points, and losses and loss expenses of $77.2 million due to previously disclosed development on Hurricane Ike, adding 24.4 percentage points to the loss ratio;

•	Net income of $37.0 million, a decrease of $102.0 million from net income of $139.0 million, reflecting losses net of reinstatement premiums of $70.1 million on development on Hurricane Ike, reduced gains on the investment portfolio of $10.3 million, and an increase in foreign exchange losses of $11.0 million; and

•	Annualized return on average equity of 7.7% and annualized net operating return on average equity of 10.6%.
Highlights for the year ended December 31, 2008 include the following:
Validus Holdings Limited, 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusre.bm

•	Gross premiums written increased by 37.6% to $1.36 billion from $988.6 million, due to the addition of Talbot for a complete year which added $709.0 million for 2008 compared to $286.5 million for 2007, offset by reduced gross premiums written in the Validus Re segment;

•	Net premiums earned increased by 46.4% to $1.26 billion from $858.1 million, due primarily to the addition of Talbot for a full year which added $603.0 million of net premiums earned in 2008 compared to $299.0 million in 2007;

•	Combined ratio of 92.2% which included $69.7 million of favorable prior year loss reserve development, benefitting the loss ratio by 5.5 percentage points, and losses and loss expenses of $282.7 million on Hurricanes Ike and Gustav, adding 22.5 percentage points to the loss ratio;

•	Investment income increased by 24.2% to $139.5 million from $112.3 million primarily due to higher investment balances resulting from funds from operations and the addition of Talbot;

•	Net income of $53.1 million, a decrease of $349.9 million, reflecting losses net of reinstatement premiums of $255.9 million on Hurricanes Ike and Gustav, increased losses on the investment portfolio of $95.3 million and an increase in foreign exchange losses of $56.1 million; and

•	Annualized return on average equity of 2.7% and annualized net operating return on average equity of 8.9%.
Net impact of Hurricanes Ike and Gustav
The Company recorded $70.1 million of net negative impact from Hurricane Ike in the fourth quarter of 2008. Net negative impact includes the sum of estimates of net claims and claim expenses incurred, and earned reinstatement premiums assumed and ceded. These amounts are based on management’s estimates following a review of the Company’s potential exposure and discussions with certain clients and brokers. Given the magnitude and recent occurrence of these events, and other uncertainties inherent in loss estimation, meaningful uncertainty remains regarding losses from these events and the Company’s actual ultimate net losses from these events may vary materially from these estimates.
See the supplemental financial data below for additional information detailing the net negative impact from Hurricanes Ike and Gustav on the Company’s consolidated financial statements and its Validus Re and Talbot segment results for the fourth quarter and full year periods ended December 31, 2008.
Validus Holdings Limited, 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusre.bm

Hurricane Ike	Estimated Net	Net	Total Estimated
	Losses and	Reinstatement	Effect
	Loss Expenses	Premiums	on Net Income (Loss)
	(U.S. $ millions)

As of September 30, 2008
Validus Re
Property	120.3	(13.9)	106.4
Marine	36.8	(4.1)	32.7
Specialty	0.1	—	0.1

All lines	157.2	(18.0)	139.2
Talbot
Property	15.2	(0.4)	14.8
Marine	10.5	—	10.5
Specialty	0.5	—	0.5

All lines	26.2	(0.4)	25.8
Total
Property	135.4	(14.3)	121.2
Marine	47.3	(4.1)	43.2
Specialty	0.7	—	0.7

All lines	183.4	(18.4)	165.0
Change in Estimate
Validus Re
Property	38.2	(4.2)	34.0
Marine	20.8	(2.4)	18.4
Specialty	(0.1)	—	(0.1)

All lines	58.9	(6.6)	52.3
Talbot
Property	16.4	(0.3)	16.1
Marine	1.9	(0.2)	1.7
Specialty	—	—	—

All lines	18.3	(0.5)	17.8
Total
Property	54.6	(4.5)	50.1
Marine	22.7	(2.6)	20.1
Specialty	(0.1)	—	(0.1)

All lines	77.2	(7.1)	70.1
As of December 31, 2008
Validus Re
Property	158.2	(18.1)	140.4
Marine	57.6	(6.5)	51.1
Specialty	—	—	—

All lines	216.1	(24.6)	191.6
Talbot
Property	31.5	(0.7)	30.8
Marine	12.4	(0.2)	12.2
Specialty	0.5	—	0.5

All lines	44.4	(0.9)	43.5
Total
Property	190.0	(18.7)	171.3
Marine	70.0	(6.7)	63.3
Specialty	0.5	—	0.5

All lines	260.6	(25.5)	235.1

Validus Holdings Limited, 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusre.bm

Hurricane Gustav	Estimated Net		Total Estimated
	Losses and	Net Reinstatement	Effect
	Loss Expenses	Premiums	on Net Income (Loss)
	(U.S. $ millions)

As of September 30, 2008 and December 31, 2008
Validus Re
Property	13.9	(1.3)	12.6
Marine	1.5	—	1.5
Specialty	—	—	—

All lines	15.4	(1.3)	14.1
Talbot
Property	3.7	—	3.7
Marine	2.5	—	2.5
Specialty	0.5	—	0.5

All lines	6.7	—	6.7
Total
Property	17.6	(1.3)	16.3
Marine	4.0	—	4.0
Specialty	0.5	—	0.5

All lines	22.1	(1.3)	20.8

Validus Re Segment Results
Gross premiums written during the fourth quarter of 2008 were $43.9 million, a decrease of $3.6 million from $47.5 million in the fourth quarter of 2007. Gross premiums written comprised $21.0 million of property premiums, $5.8 million of marine premiums and $17.1 million of specialty premiums compared to $16.3 million of property premiums, $18.1 million of marine premiums and $13.1 million of specialty premiums in the fourth quarter of 2007.
Net premiums earned for the fourth quarter of 2008 were $164.4 million compared to $162.5 million for the fourth quarter of 2007, an increase of $1.9 million or 1.2%.
The combined ratio increased to 81.2% from 48.9% in the fourth quarter of 2007. This increase was primarily due to development on losses on Hurricane Ike in the fourth quarter. Losses related to Hurricane Ike represented 35.8 percentage points on the loss ratio. The loss ratio of 58.4% also included favorable prior year loss reserve development of $6.1 million (representing 3.7 percentage points on the loss ratio).
Gross premiums written for the year ended December 31, 2008 were $687.8 million, a decrease of $14.3 million from $702.1 million in 2007. Gross premiums written comprised $493.0 million of property premiums, $117.7 million of marine premiums and $77.1 million of specialty premiums compared to $498.4 million of property premiums, $136.7 million of marine premiums and $67.0 million of specialty premiums for the year ended December 31, 2007. The decreases in property and marine premiums written were primarily driven by reduced market pricing, increased client retentions and reduced participation on certain property proportional treaties, partially offset by the benefit of reinstatement premiums resulting from changes in Hurricanes Ike and Gustav loss estimates.
Net premiums earned for the year ended December 31, 2008 were $653.5 million compared to $559.0 million in 2007, an increase of $94.5 million or 16.9%. The increase in net premiums earned reflects the benefit of earned premiums written in 2007 and the benefit of reinstatement premiums resulting from Hurricanes Ike and Gustav.
Validus Holdings Limited, 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusre.bm

The combined ratio increased to 86.0% from 50.3% for the year ended 2007. This increase was primarily due to losses on Hurricanes Ike and Gustav. Losses related to Hurricanes Ike and Gustav represented 35.4 percentage points of the loss ratio. The loss ratio of 64.4% also included favorable prior year loss reserve development of $15.1 million (representing 2.3 percentage points on the loss ratio).
Talbot Segment Results
Gross premiums written during the fourth quarter of 2008 were $152.7 million, compared to $143.5 million for the fourth quarter of 2007. Gross premiums written were comprised of $29.2 million of property premiums, $56.9 million of marine premiums and $66.6 million of specialty premiums compared to $20.6 million of property premiums, $59.0 million of marine premiums and $63.9 million of specialty premiums in the fourth quarter of 2007.
Net premiums earned for the fourth quarter of 2008 were $151.7 million compared to $155.6 million for the fourth quarter of 2007, a decrease of $3.9 million or 2.5%.
The combined ratio increased to 94.5% from 74.0% in the fourth quarter of 2007. This increase was primarily due to the increase in estimates on losses on Hurricane Ike. Losses related to Hurricane Ike represented 12.1 percentage points of the loss ratio. The loss ratio of 63.0% included favorable prior year loss reserve development of $13.6 million (representing 8.9 percentage points on the loss ratio).
Gross premiums written during the year ended December 31, 2008 were $709.0 million, compared to $286.5 million for the year ended December 31, 2007. The increase was due to 2008 being the first full year of operations since the acquisition of Talbot at the beginning of the third quarter of 2007. Gross premiums written for the year ended December 31, 2008 were comprised of $152.1 million of property premiums, $287.7 million of marine premiums and $269.2 million of specialty premiums.
Net premiums earned for the year ended December 31, 2008 were $603.0 million compared to $299.1 million for the year ended December 31, 2007. The increase was due to the acquisition of Talbot at the beginning of the third quarter of 2007 as noted above.
The combined ratio increased to 93.3% from 74.6% in 2007. This increase was primarily due to losses on Hurricanes Ike and Gustav. Losses related to Hurricanes Ike and Gustav represented 8.5 percentage points of the loss ratio. The loss ratio of 58.3% included favorable prior year loss reserve development of $54.7 million (representing 9.1 percentage points on the loss ratio). In 2007, there was $50.6 million of favorable prior period loss development.
Corporate Segment Results
Corporate results are comprised of executive and board expenses, internal and external audit expenses, interest and costs incurred in connection with the Company’s junior subordinated deferrable debentures and other costs relating to the Company as a whole. General and administrative expenses for the three months ended December 31, 2008 were $2.6 million compared to $2.2 million for the three months ended December 31, 2007. Stock compensation expenses for the three months ended December 31, 2008 were $3.6 million compared to $4.0 million for the three months ended December 31, 2007.
General and administrative expenses for the year ended December 31, 2008 were $17.9 million compared to $17.5 million for the year ended December 31, 2007. Stock compensation expenses for the year ended December 31, 2008 were $15.6 million compared to $10.5 million for the year
Validus Holdings Limited, 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusre.bm

ended December 31, 2007, which primarily reflects the added cost from the continued amortization of stock issuances arising from the Employee Seller shares issued to Talbot employees as part of the acquisition.
Investments
Net investment income increased in the year ended December 31, 2008 compared to the year ended December 31, 2007 due to higher investment balances resulting from the addition of Talbot and from funds generated from operations.
Investment income was $30.7 million in the fourth quarter of 2008 compared to $37.5 million in the fourth quarter of 2007. Net investment income decreased as a result of reduced market yields. Net realized gains on investments were $6.8 million, compared to $0.8 million of net realized gains in the fourth quarter of 2007. Investment income was $139.5 million in the year ended December 31, 2008 compared to $112.3 million in the year ended December 31, 2007, an increase of 24.2%, or $27.2 million. Net realized losses on investments were $1.6 million, compared to $1.6 million of net realized gains in the year ended December 31, 2007.
The Company recorded $7.1 million of net unrealized losses in the three months ended December 31, 2008 and $79.7 million in the year ended December 31, 2008. The Company recorded $9.3 million of net unrealized gains in the three months ended December 31, 2007 and $12.4 million of net unrealized gains in the year ended December 31, 2007. The net unrealized losses in the three months and year ended December 31, 2008 resulted primarily from market value declines due to spread widening as a result of volatility in the financial markets. At December 31, 2008, the unrealized loss on investments was $101.0 million, which represented 3.1% of total investments and cash.
Finance Expenses
Finance expenses for the quarter ended December 31, 2008 were $8.5 million, decreasing from $25.4 million in the quarter ended December 31, 2007. Finance expenses consist principally of interest on the Company’s junior subordinated deferrable debentures and third-party capital costs for Talbot. The decrease primarily relates to the reduction in the amount of outstanding debt and termination of third-party capital for Talbot commencing with the 2008 year of account.
Finance expenses for the year ended December 31, 2008, were $57.3 million, increasing from $51.8 million in the year ended December 31, 2007. The finance expense for 2008 from the Talbot segment is $27.4 million compared to $26.1 million in 2007. This is reflective of lower quarterly charges in 2008 as the profits attributable to third party capital for Talbot declines, offset by the fact that 2008 contains four quarters of charges, compared to two quarters in 2007, since Talbot was acquired on July 2, 2007.
Shareholders’ Equity and Capitalization
At December 31, 2008, shareholders’ equity was $1.94 billion. Diluted book value per common share was $23.78 compared to $24.00 at December 31, 2007. Diluted book value per common share is a non-GAAP financial measure. A reconciliation of this measure to shareholders’ equity is presented at the end of this release.
Total capitalization at December 31, 2008 was $2.24 billion, including $304.3 million of junior subordinated deferrable debentures.
Validus Holdings Limited, 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusre.bm

Conference Call
The Company will host a conference call for analysts and investors on February 13, 2009 at 10:00 AM (Eastern) to discuss the fourth quarter and full year 2008 financial results and related matters. The conference call can be accessed via telephone by dialing 1-800-860-2442 (toll-free U.S.) or 1-412-858-4600 (international). Those who intend to participate in the conference call should register at least ten minutes in advance to ensure access to the call. A telephone replay of the conference call will be available through March 2, 2009 by dialing 1-877-344-7529 and entering the pass code 426285#.
This conference call will also be available through a live audio webcast accessible through the Investor Information section of our website located at www.validusre.bm. In addition, a financial supplement relating to our financial results for the quarter ended December 31, 2008 is available in the Investor Information section of our website.
About Validus Holdings, Ltd.
Validus Holdings, Ltd. is a provider of reinsurance and insurance, conducting its operations worldwide through two wholly-owned subsidiaries, Validus Reinsurance, Ltd. (“Validus Re”) and Talbot Holdings Ltd. (“Talbot”). Validus Re is a Bermuda based reinsurer focused on short-tail lines of reinsurance. Talbot is the Bermuda parent of the specialty insurance group primarily operating within the Lloyd’s insurance market through Syndicate 1183.
Validus Re is rated “A-” (“Excellent”) by A.M. Best. For more information about Validus, visit our website at www.validusre.bm.
Validus Holdings Limited, 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusre.bm

Validus Holdings, Ltd.
Consolidated Balance Sheets
As at December 31, 2008 and December 31, 2007
(expressed in thousands of U.S. dollars, except share amounts)

	December 31,	December 31,
	2008	2007

Assets
Fixed maturities, at fair value	$2,454,501	$2,411,398
Short-term investments, at fair value	377,036	250,623
Cash and cash equivalents	449,848	444,698

Total cash and investments	3,281,385	3,106,719
Premiums receivable	408,259	401,241
Deferred acquisition costs	108,156	105,562
Prepaid reinsurance premiums	22,459	22,817
Securities lending collateral	98,954	164,324
Loss reserves recoverable	208,796	134,404
Paid losses recoverable	1,388	7,810
Net receivable for investments sold	490	—
Taxes recoverable	1,365	3,325
Goodwill and other intangible assets	147,610	151,772
Accrued investment income	20,433	19,960
Other assets	23,185	26,290

Total assets	$4,322,480	$4,144,224

Liabilities
Reserve for losses and loss expenses	$1,305,303	$926,117
Unearned premiums	539,450	557,344
Reinsurance balances payables	33,042	36,848
Securities lending payable	105,688	164,324
Deferred taxation	21,779	16,663
Net payable for investments purchased	—	31,426
Accounts payable and accrued expenses	74,184	126,702
Debentures payable	304,300	350,000

Total liabilities	2,383,746	2,209,424

Commitments and contingent liabilities

Shareholders’ equity
Ordinary shares	13,235	12,985
Additional paid-in capital	1,412,635	1,384,604
Accumulated other comprehensive (loss) income	(7,858)	(49)
Retained earnings	520,722	537,260

Total shareholders’ equity	1,938,734	1,934,800

Total liabilities and shareholder’ equity	$4,322,480	$4,144,224

Validus Holdings Limited, 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusre.bm

Validus Holdings, Ltd.
Consolidated Statements of Operations and Comprehensive Income
For the three months and years ended December 31, 2008 and 2007
(expressed in thousands of U.S. dollars, except share amounts)

	Three months ended		Year ended
	December 31, 2008	December 31, 2007	December 31, 2008	December 31, 2007	Pro Forma 2007

Revenues
Gross premiums written	$191,736	$190,996	$1,362,484	$988,637	1,377,948
Reinsurance premiums ceded	(2,722)	(4,566)	(124,160)	(70,210)	(146,833)

Net premiums written	189,014	186,430	1,238,324	918,427	1,231,115
Change in unearned premiums	127,017	131,601	18,194	(60,348)	(88,201)

Net premiums earned	316,031	318,031	1,256,518	858,079	1,142,914
Net investment income	30,671	37,525	139,528	112,324	132,205
Realized gain on repurchase of debentures	—	—	8,752	—	—
Net realized gains (losses) on investments	6,757	784	(1,591)	1,608	378
Net unrealized (losses) gains on investments	(7,099)	9,229	(79,707)	12,364	12,364
Other income	1,598	1,971	5,264	3,301	5,466
Foreign exchange (losses) gains	(13,554)	(2,515)	(49,397)	6,696	7,878

Total revenues	334,404	365,025	1,279,367	994,372	1,301,205

Expenses
Losses and loss expense	191,576	107,567	772,154	283,993	427,207
Policy acquisition costs	61,407	53,277	234,951	134,277	195,743
General and administrative expenses	22,809	33,676	123,948	100,765	141,360
Share compensation expense	7,279	6,135	27,097	16,189	18,524
Finance expenses	8,522	25,423	57,318	51,754	77,645
Aquiline Termination Fee					3,000
Fair value of warrants issued	—	—	—	2,893	2,893

Total expenses	291,593	226,078	1,215,468	589,871	866,372

Net income before taxes	42,811	138,947	63,899	404,501	434,833
Taxes	5,796	(22)	10,788	1,505	(2,703)

Net income	$37,015	$138,969	$53,111	$402,996	432,130

Comprehensive income
Foreign currency translation adjustments	(6,330)	591	(7,809)	(49)	—

Comprehensive income	$30,685	$139,560	$45,302	$402,947	432,130

Earnings per share
Weighted average number of common shares and common share equivalents outstanding
Basic	75,404,091	74,199,836	74,677,903	65,068,093	72,699,745
Diluted	75,740,546	78,415,109	75,819,413	67,786,673	75,714,324

Basic earnings per share	$0.47	$1.87	$0.62	$6.19	$5.94

Diluted earnings per share	$0.47	$1.77	$0.61	$5.95	$5.71

Cash dividends declared per share	$0.20	$—	$0.80	$—	$—

Validus Holdings Limited, 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusre.bm

Validus Holdings, Ltd.
Consolidated Statements of Operations
For the three months ended December 31, 2008
(expressed in thousands of U.S. dollars, except share amounts)

	Three months ended December 31, 2008
			Corporate &
	Validus Re	Talbot	Elimination	Total

Gross premiums written	$43,873	$152,662	$(4,799)	$191,736
Reinsurance premiums ceded	(1,696)	(5,825)	4,799	(2,722)

Net premiums written	42,177	146,837	—	189,014
Change in unearned premiums	122,191	4,826	—	127,017

Net premiums earned	164,368	151,663	—	316,031
Losses and loss expense	95,972	95,604	—	191,576
Policy acquisition costs	28,011	33,560	(164)	61,407
General and administrative expenses	7,301	12,882	2,626	22,809
Stock compensation expenses	2,197	1,436	3,646	7,279

Underwriting income	$30,887	$8,181	$(6,108)	$32,960

Net investment income	25,258	7,075	(1,662)	30,671
Other income	164	1,598	(164)	1,598
Finance expenses	(224)	(1,530)	(6,768)	(8,522)

Operating income before taxes	56,085	15,324	(14,702)	56,707
Taxes	10	5,786	—	5,796

Net operating income	$56,075	$9,538	$(14,702)	$50,911

Net realized gains on investments	3,993	2,764	—	6,757
Net unrealized (losses) gains on investments	(26,097)	18,998	—	(7,099)
Foreign exchange losses	(1,054)	(12,500)	—	(13,554)

Net income	$32,917	$18,800	$(14,702)	$37,015

Loss and loss expense ratio	58.4%	63.0%		60.6%
Policy acquisition cost ratio	17.0%	22.1%		19.4%
General and administrative expense ratio	5.8%	9.4%		9.5%

Expense ratio	22.8%	31.5%		28.9%

Combined ratio	81.2%	94.5%		89.5%

Validus Holdings Limited, 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusre.bm

Validus Holdings, Ltd.
Consolidated Statements of Operations
For the three months ended December 31, 2007
(expressed in thousands of U.S. dollars, except share amounts)

	Three months ended December 31, 2007
			Corporate &
	Validus Re	Talbot	Elimination	Total

Gross premiums written	$47,499	$143,497	$—	$190,996
Reinsurance premiums ceded	(3,813)	(753)	—	(4,566))

Net premiums written	43,686	142,744	—	186,430
Change in unearned premiums	118,828	12,773	—	131,601

Net premiums earned	162,514	155,517	—	318,031
Losses and loss expense	48,244	59,323	—	107,567
Policy acquisition costs	22,107	31,170	—	53,277
General and administrative expenses	7,858	23,628	2,190	33,676
Stock compensation expenses	1,189	978	3,968	6,135

Underwriting income	$83,116	$40,418	$(6,158)	$117,376

Net investment income	25,039	12,446	40	37,525
Other income	—	1,971	—	1,971
Finance expenses	(236)	(17,228)	(7,959)	(25,423))

Operating income before taxes	107,919	37,607	(14,077)	131,449
Taxes	14	(36)	—	(22)

Net operating income	$107,905	$37,643	$(14,077)	$131,471

Net realized (losses) gains on investments	(493)	1,277	—	784
Net unrealized gains on investments	7,221	2,008	—	9,229
Foreign exchange losses	(269)	(2,246)	—	(2,515)

Net income	$114,364	$38,682	$(14,077)	$138,969

Loss and loss expense ratio	29.7%	38.1%		33.8%
Policy acquisition cost ratio	13.6%	20.1%		16.8%
General and administrative expense ratio	5.6%	15.8%		12.5%

Combined ratio	48.9%	74.0%		63.1%

Validus Holdings Limited, 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusre.bm

Validus Holdings, Ltd.
Consolidated Statements of Operations
For the year ended December 31, 2008
(expressed in thousands of U.S. dollars, except share amounts)

	Year ended December 31, 2008
			Corporate &
	Validus Re	Talbot	Elimination	Total

Gross premiums written	$687,771	$708,996	$(34,283)	$1,362,484
Reinsurance premiums ceded	(62,933)	(95,510)	34,283	(124,160)

Net premiums written	624,838	613,486	—	1,238,324
Change in unearned premiums	28,693	(10,499)	—	18,194

Net premiums earned	653,531	602,987	—	1,256,518
Losses and loss expense	420,645	351,509	—	772,154
Policy acquisition costs	100,243	135,017	(309)	234,951
General and administrative expenses	34,607	71,443	17,898	123,948
Stock compensation expenses	6,829	4,702	15,566	27,097

Underwriting income	$91,207	$40,316	$(33,155)	$98,368

Net investment income	101,994	41,520	(3,986)	139,528
Other income	309	5,264	(309)	5,264
Finance expenses	(879)	(27,351)	(29,088)	(57,318)

Operating income before taxes	192,631	59,749	(66,538)	185,842
Taxes	88	10,700	—	10,788

Net operating income	$192,543	$49,049	$(66,538)	$175,054

Realized gain on repurchase of debentures	—	—	8,752	8,752
Net realized (losses) gains on investments	(9,718)	8,127	—	(1,591)
Net unrealized (losses) gains on investments	(84,714)	5,007	—	(79,707)
Foreign exchange losses	(16,701)	(32,696)	—	(49,397)

Net income	$81,410	$29,487	$(57,786)	$53,111

Loss and loss expense ratio	64.4%	58.3%		61.5%
Policy acquisition cost ratio	15.3%	22.4%		18.7%
General and administrative expense ratio	6.3%	12.6%		12.0%

Expense ratio	21.6%	35.0%		30.7%

Combined ratio	86.0%	93.3%		92.2%

Validus Holdings Limited, 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusre.bm

Validus Holdings, Ltd.
Consolidated Statements of Operations
For the year ended December 31, 2007
(expressed in thousands of U.S. dollars, except share amounts)

	Three months ended December 31, 2007
			Corporate
			&
	Validus Re	Talbot	Elimination	Total

Gross premiums written	$702,098	$286,539	$—	$988,637
Reinsurance premiums ceded	(68,842)	(1,368)	—	(70,210)

Net premiums written	633,256	285,171	—	918,427
Change in unearned premiums	(74,227)	13,879	—	(60,348)

Net premiums earned	559,029	299,050	—	858,079
Losses and loss expense	175,538	108,455	—	283,993
Policy acquisition costs	70,323	63,954	—	134,277
General and administrative expenses	31,412	48,886	17,467	97,765
Stock compensation expenses	4,013	1,709	10,467	16,189

Underwriting income (loss)	$277,743	$76,046	$(27,934)	$325,855

Net investment income	85,981	25,805	538	112,324
Other income	—	3,301	—	3,301
Finance expenses	(1,378)	(26,086)	(24,290)	(51,754)

Operating income (loss) before taxes	362,346	79,066	(51,686)	389,726
Taxes	61	1,444	—	1,505

Net operating income	$362,285	$77,622	$(51,686)	$388,221

Net realized gains on investments	443	1,165	—	1,608
Net unrealized gains on investments	8,556	3,808	—	12,364
Foreign exchange gains	7,495	(799)	—	6,696
Fair value of warrants	—	—	(2,893)	(2,893)
Aquiline termination fee	—	—	(3,000)	(3,000)

Net income	$378,779	$81,796	$(57,579)	$402,996

Loss and loss expense ratio	31.4%	36.3%		33.1%
Policy acquisition cost ratio	12.6%	21.4%		15.6%
General and administrative expense ratio	6.3%	16.9%		13.3%

Combined ratio	50.3%	74.6%		62.0%

Validus Holdings Limited, 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusre.bm

Validus Holdings, Ltd.
Non-GAAP Financial Measure Reconciliation
Net Operating Income, Net Operating Income per share and Annualized Net Operating Return on Average Equity
For the three months and years ended December 31, 2008 and 2007
(expressed in thousands of U.S. dollars, except share amounts)

	Three months ended		Year ended
	December 31, 2008	December 31, 2007	December 31, 2008	December 31, 2007

Net income	$37,015	$138,969	$53,111	$402,996

Adjustment for realized gain on repurchase of debentures	—	—	(8,752)	—
Adjustment for Aquiline termination fee	—	—	—	3,000
Adjustment for fair value of warrants issued	—	—	—	2,893
Adjustment for net realized losses (gains ) on investments	(6,757)	(784)	1,591	(1,608)
Adjustment for net unrealized losses (gains) on investments	7,099	(9,229)	79,707	(12,364)
Adjustment for foreign exchange (losses) gains	13,554	2,515	49,397	(6,696))

Net operating income	$50,911	$131,471	$175,054	$388,221

Net income	$37,015	$138,969	$53,111	$402,996
Less: Dividends and distributions declared on outstanding warrants	(1,736)	—	(6,947)	—

Net income adjusted	$35,279	$138,969	$46,164	$402,996

Net income per share — diluted	$0.47	$1.77	$0.61	$5.95

Adjustment for realized gain on repurchase of debentures	—	—	(0.12)	—
Adjustment for Aquiline termination fee	—	—	—	0.04
Adjustment for fair value of warrants issued	—	—	—	0.04
Adjustment for net realized losses (gains ) on investments	(0.09)	—	0.02	(0.02)
Adjustment for net unrealized losses (gains) on investments	0.09	(0.12)	1.06	(0.18)
Adjustment for foreign exchange (losses) gains	0.18	0.03	0.65	(0.10)

Net operating income per share — diluted	$0.65	$1.68	$2.22	$5.73

Weighted average number of common shares and common share equivalents — diluted	75,740,546	78,415,109	75,819,413	67,786,673

Net operating income	$50,911	$131,471	$175,054	$388,221

Average shareholders’ equity	1,927,673	1,862,080	1,967,517	1,498,369

Annualized net operating return on average equity	10.6%	28.2%	8.9%	25.9%

Validus Holdings Limited, 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusre.bm

Validus Holdings, Ltd.
Non-GAAP Financial Measure Reconciliation
Diluted Book Value Per Common Share
As at December 31, 2008 and December 31, 2007
(expressed in thousands of U.S. dollars, except share amounts)

	At December 31, 2008
			Exercise	Book value
	Equity amount	Shares	Price	per share

Book value per common share
Total shareholders’ equity	$1,938,734	75,624,697		$25.64

Diluted book value per common share
Total shareholders’ equity	$1,938,734	75,624,697
Assumed exercise of outstanding warrants	152,316	8,680,149	$17.55
Assumed exercise of outstanding options	51,043	2,799,938	$18.23
Unvested restricted shares	—	2,986,619

Diluted book value per common share	$2,142,093	90,091,403		$23.78

	At December 31, 2007
			Exercise	Book value
	Equity amount	Shares	Price	per share

Book value per common share
Total shareholders’ equity	$1,934,800	74,199,836		$26.08

Diluted book value per common share
Total shareholders’ equity	$1,934,800	74,199,836
Assumed exercise of outstanding warrants	152,869	8,711,729	$17.55
Assumed exercise of outstanding options	49,196	2,761,176	$17.82
Unvested restricted shares	—	3,367,961

Diluted book value per common share	$2,136,865	89,040,702		$24.00

Validus Holdings Limited, 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusre.bm

Cautionary Note Regarding Forward-Looking Statements
All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, additionally, you should not place undue reliance on any such statements. This news release may include forward-looking statements, both with respect to us and our industry, that reflect our current views with respect to future events and financial performance. Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “will,” “may” and similar statements of a future or forward-looking nature identify forward-looking statements. We believe that these factors include, but are not limited to, the following: 1) unpredictability and severity of catastrophic events; 2) rating agency actions; 3) adequacy of our risk management and loss limitation methods;4) cyclicality of demand and pricing in the insurance and reinsurance markets; 5) our limited operating history; 6) our ability to successfully implement our business strategy during “soft” as well as “hard” markets; 7) adequacy of our loss reserves; 8) continued availability of capital and financing; 9) retention of key personnel; 10) competition; 11) potential loss of business from one or more major insurance or reinsurance brokers; 12) our ability to implement, successfully and on a timely basis, complex infrastructure, distribution capabilities, systems, procedures and internal controls, and to develop accurate actuarial data to support the business and regulatory and reporting requirements; 13) general economic and market conditions (including inflation, volatility in the credit and capital markets, interest rates and foreign currency exchange rates); 14) the integration of Talbot or other businesses we may acquire or new business ventures we may start; 15) the effect on our investment portfolio of changing financial market conditions including inflation, interest rates, liquidity and other factors; 16) acts of terrorism or outbreak of war; and 17) availability of reinsurance and retrocessional coverage, as well as management’s response to any of the aforementioned factors.
The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the Risk Factors included in our most recent reports on Form 10-K and Form 10-Q and other documents on file with the Securities and Exchange Commission. Any forward-looking statements made in this news release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us or our business or operations. We undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.
Non-GAAP Financial Measures
In presenting the Company’s results, management has included and discussed certain schedules containing net operating income (loss), underwriting income, annualized net operating return on average equity and diluted book value per common share that are not calculated under standards or rules that comprise U.S. GAAP. Such measures are referred to as non-GAAP. Non-GAAP measures may be defined or calculated differently by other companies. These measures should not be viewed as a substitute for those determined in accordance with U.S. GAAP. A reconciliation of net operating income to net income, the most comparable U.S. GAAP financial measure, is presented in the section above entitled “Net Operating Income, Net Operating Income per share and Annualized Net Operating Return on Average Equity”. A reconciliation of underwriting income to net income, the most comparable U.S. GAAP financial measure, is presented in the “Consolidated Statement of Operations”. Annualized net operating return on average equity is presented in the section below entitled “Net Operating Income, Net Operating
Validus Holdings Limited, 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusre.bm

Income per share and Annualized Net Operating Return on Average Equity”. A reconciliation of diluted book value per share to book value per share, the most comparable U.S. GAAP financial measure, is presented in the section below entitled “Diluted Book Value Per Share”. Net operating income is calculated based on net income (loss) excluding net realized gains (losses), net unrealized gains (losses) on investments, gains (losses) arising from translation of non-US$ denominated balances and non-recurring items. Realized gains (losses) from the sale of investments are driven by the timing of the disposition of investments, not by our operating performance. Gains (losses) arising from translation of non-US$ denominated balances are unrelated to our underlying business.
Validus Holdings Limited, 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusre.bm